UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049
(Company’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2026, Artelo Biosciences, Inc. (the “Company”) entered into an Equity Purchase Agreement, dated as of January 30, 2026 (the “Purchase Agreement”), with Square Gate Capital Master Fund, LLC – Series 5, a series limited liability company organized in the state of Delaware (“Square Gate”), pursuant to which the Company has the right, but not the obligation, to direct Square Gate to purchase up to $25 million (the “Initial Commitment Amount”) in shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which at the Company’s sole discretion can be increased by an additional $25 million once the Initial Commitment Amount has been exhausted (the “Maximum Commitment Amount”), subject to the terms and conditions contained in the Purchase Agreement (the “Square Gate Purchase Shares”).

In consideration for Square Gate’s execution and delivery of the Purchase Agreement, the Company will issue 292,398 shares of Common Stock to Square Gate (the “Commitment Shares”), having an aggregate value, as of January 30, 2026, of $500,000, as shares and/or as pre-funded warrants. The Commitment Shares will be deemed fully earned on the date of the Purchase Agreement. In addition, the Company will be responsible for up to $35,000 of Square Gate’s customary due diligence and legal fees in connection with the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement, the Company and Square Gate also entered into a Registration Rights Agreement, dated as of January 30, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement within 30 calendar days of the Purchase Agreement, and to have such registration statement declared effective by the SEC within 60 calendar days of the Purchase Agreement (the “Initial Registration Statement”), to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by Square Gate of all the Square Gate Purchase Shares that may be issued and sold by the Company to Square Gate from time to time under the Purchase Agreement and the Commitment Shares (collectively, the “Registrable Securities”). The Company must also file one or more additional registration statements for the resale of the Registrable Securities if necessary.

During the term of the Purchase Agreement, the Company may direct Square Gate to purchase a certain portion of the Initial Commitment Amount (“Regular Put Amount”) by delivering a notice (“Put Notice”) to Square Gate. The Company shall, in its sole discretion, select the Regular Put Amount requested by the Company in each Put Notice. However, each requested Regular Put Amount may not exceed the lesser of (i) 100% of the average of the Average Daily Trading Volume (as defined in the Purchase Agreement) of the Common Stock over the five trading days preceding the trading day that a Put Notice is deemed delivered (the “Put Date”), (ii) thirty percent (30%) of the daily trading volume over the applicable Put Date, or (iii) $500,000, subject to waiver by Square Gate in its sole discretion. The purchase price to be paid by Square Gate for the Regular Put Amount will be 95% of the lowest daily VWAP (as defined in the Purchase Agreement) of the Common Stock during the three trading days immediately following the applicable Put Date (the “Regular Valuation Period”).

During a Regular Valuation Period, the Company may submit one or more Put Notices to Square Gate, subject to Square Gate’s written acceptance, which shall state a number of additional shares of Common Stock (“Intraday Put Shares”) that the Company desires to sell to Square Gate on that same trading day. The purchase price to be paid by Square Gate for the Intraday Put Shares will be 95% of the lowest traded price during the Intraday Valuation Period (as defined in the Purchase Agreement). The maximum amount of Intraday Put Shares shall be 4.99% of the number of shares of Common Stock outstanding on the date of delivery of applicable Put Notice, which may be waived by Square Gate in its sole discretion.

Each Put Notice is subject to the following limitations: (1) the Company may not conduct a sale under the Purchase Agreement to the extent that the effect would be the purchase and sale of an aggregate number of shares of Common Stock that would exceed 19.99% of the outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Exchange Cap”), until either the Company obtains the requisite stockholder approval for issuances in excess of the Exchange Cap or the average price of all applicable sales equals or exceeds $1.71 per share, and (2) no Put Notice may cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, by Square Gate and its affiliates as a result of previous issuances and sales of shares of Common Stock to Square Gate under the Purchase Agreement to exceed 4.99% of the then issued and outstanding shares of Common Stock.

The Company will be prohibited from conducting any Variable Rate Transaction (as defined in the Purchase Agreement) without the prior written consent of Square Gate from any Put Date until the end of any Standstill Period (as defined in the Purchase Agreement); provided, however, that the Company may effect sales pursuant to a customary “at-the-market” facility with a FINRA-registered broker-dealer as sales agent.

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The term of the Purchase Agreement began on the date of execution and ends on the earlier of (i) the date on which Square Gate shall have purchased shares equal to the Maximum Commitment Amount, (ii) January 30, 2029, (iii) provided that the Initial Registration Statement shall have been previously declared effective by the SEC, the written notice of termination by the Company to Square Gate (which shall not occur at any time that there is an outstanding Put Notice), or (iv) the written notice of termination by Square Gate to the Company if the Company receives a final delisting notice from the principal market or if the Common Stock fails to be listed on an eligible market.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement and the Registration Rights Agreement are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and the description above of the material terms of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The securities that may be issued by the Company to Square Gate under the Purchase Agreement are being offered and sold by the Company to Square Gate in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the Purchase Agreement, Square Gate represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Square Gate under the Purchase Agreement have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Equity Purchase Agreement, dated as of January 30, 2026, by and between Artelo Biosciences, Inc., and Square Gate Capital Master Fund, LLC – Series 5
10.2	Registration Rights Agreement, dated as of January 30, 2026, by and between Artelo Biosciences, Inc., and Square Gate Capital Master Fund, LLC – Series 5
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2026	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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